EXHIBIT 24.4

                                POWER OF ATTORNEY

         The undersigned director of Cornerstone Realty Income Trust, Inc., a Virginia corporation (the "Corporation"), hereby constitutes and appoints Glade
M. Knight and Stanley J. Olander, Jr. as the undersigned's true and lawful attorneys-in-fact, with full power and authority to act, either jointly or separately, in the name of the undersigned and on behalf of the undersigned in connection with the registration statement on Form S-4 related to the Corporation's exchange offer for its Series A Convertible Preferred Shares (the "Exchange Offer"). Without limiting the scope of the foregoing, the undersigned acknowledges and agrees that each attorney-in-fact named above shall have the authority to take all of the following actions: (1) to execute, in the name of the undersigned, registration statements and other documents (including amendments) relating to the Exchange Offer; (2) to file such documents, on behalf of the undersigned, with the United States Securities and Exchange Commission and with state securities commissions; and (3) to perform any and all other acts that are necessary, appropriate or convenient to accomplish, or are related to, the foregoing.


Effective Date:  February 20, 2001

                                                        /s/  Harry S. Taubenfeld
                                                        ------------------------
                                                        Harry S. Taubenfeld